Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT:	Lisa Hartman - SVP, Head of Investor Relations
Redwood Trust, Inc.		Phone: 866-269-4976
Monday, October 14, 2019		Email: investorrelations@redwoodtrust.com

REDWOOD TRUST ANNOUNCES AGREEMENT TO ACQUIRE COREVEST, EXPANDING THE SCALE OF ITS BUSINESS-PURPOSE LENDING PLATFORM

MILL VALLEY, CA – Monday, October 14, 2019 – Redwood Trust, Inc. (NYSE: RWT) today announced it has entered into a definitive agreement to acquire CoreVest American Finance Lender LLC, a leading nationwide originator and portfolio manager of business-purpose residential loans (BPLs), and several of its affiliates (“CoreVest”), from certain affiliates of Fortress Investment Group’s credit funds business (“Fortress Sellers”) and CoreVest Management Partners LLC (“Management Seller” and together with the Fortress Sellers, “Sellers”).

The acquisition includes the CoreVest operating platform and over $900 million of related financial assets. Collectively, the platform and assets will significantly expand Redwood’s presence in the BPL market, furthering its position as a leading private-sector source of housing-market liquidity. Importantly, the transaction also advances several of Redwood’s key corporate strategic initiatives, including broadening and diversifying its revenue streams, significantly expanding its capacity to create proprietary credit investments, and profitably scaling its infrastructure and operations.

Under the terms of the agreement, Redwood will acquire CoreVest’s operating platform and assets – including its business-purpose loan portfolio and subordinate bonds from CoreVest-sponsored securitizations – from the Sellers. Consideration for the acquisition is approximately $490 million, net of in-place financing on the financial assets. Redwood plans to fund this transaction with a mix of cash on hand and shares of Redwood stock. The Redwood shares are payable to the CoreVest executive management team and vest over a two-year period. The acquisition is expected to close within the next two to three business days.

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Founded in 2014 and based in Irvine, California, CoreVest is a top-tier originator of single-family rental (SFR), single-family bridge, and small-balance multifamily loans, providing attractive debt capital to a broad range of residential real estate investors. Since inception, the Company has funded over $4 billion in loans, including over $1.1 billion in 2019, year-to-date*, across its product suite. Additionally, CoreVest has an established presence as a securitization issuer, having recently completed its ninth SFR securitization since inception*.

“Today we are pleased to announce the acquisition of the CoreVest operating platform,” said Christopher Abate, Redwood's Chief Executive Officer. “CoreVest is a best-in-class operator in the business-purpose lending sector, an area of residential lending that increases liquidity in the housing market by enabling investors to efficiently finance purchases of both single-family and multifamily investment properties. Additionally, CoreVest is the standard-bearer for BPL securitizations, having completed more such transactions than any other issuer. Integrating the CoreVest operations and suite of products with our own market-leading consumer mortgage banking and securitization platform will create the preeminent specialty finance operator in our industry.”

Dashiell Robinson, Redwood’s President also commented, “This acquisition reflects our strong belief that this area of housing credit offers substantial opportunity for growth and accretive returns for our shareholders. While our consumer mortgage business is thriving and continues to grow, financing alternatives for housing investors remain sparse.” Robinson added, “We made meaningful strategic progress in this line of business since acquiring the 5 Arches platform earlier this year, and expect to leverage competencies unique to each platform to enhance our relevance to this rapidly growing segment of high-quality residential real estate investors.”

Commenting on behalf of CoreVest, Chief Executive Officer Elizabeth O’Brien said, “We are very excited to be joining forces with Redwood Trust. Our team has built an amazing platform and brand, and we’re poised to enter a new phase of growth by leveraging Redwood’s significant, permanent capital base and deep residential credit expertise. Our clients will continue to experience our high level of service, but with an even greater commitment to delivering customized funding solutions at highly competitive rates.”

Abate concluded, “On behalf of our Board and our employees, I am very excited to welcome the talented CoreVest team into the Redwood family.”

Stockholder Call

Redwood’s senior management team plans to hold a conference call with Wall Street analysts and stockholders to discuss this announcement on Tuesday, October 15, 2019 at 5:30 am Pacific Time/ 8:30 am Eastern Time.

The dial-in number for the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. Callers should reference call ID #13695699. A replay of the call will be available through midnight on October 28, 2019 and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-201-689-8573 internationally and entering access code #13695699.

The live conference call will also be webcast in listen-only mode in the Newsroom section of Redwood’s website under "Events & Presentations." To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call.

*Through September 30, 2019

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Additional Resources

•	Investor Presentation: Redwood Announces Definitive Agreement to Acquire CoreVest American Finance Lender LLC – October 14, 2019

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in residential mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

About CoreVest

CoreVest is the leading lender to residential real estate investors, nationwide. It offers long-term loans for stabilized rental properties as well as short-term bridge loans and investment credit lines. With more than $6 billion in closed loans and 40,000 units financed, CoreVest offers attractive rates, rapid timelines and closing certainty. The company works directly with borrowers, brokers and correspondent partners. For more information, visit www.corevestfinance.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to Redwood’s agreement to acquire CoreVest American Finance Lender LLC, the expected timing for the transaction to close, and Redwood’s belief that the business-purpose lending area of housing credit offers substantial opportunity for growth and accretive returns for Redwood’s shareholders. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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